                                                                   EXHIBIT 4.47

                                 EQUIPMENT NOTE

$2,138,836.03                                             PARSIPPANY, NEW JERSEY
                                                               December 30, 1993

         FOR VALUE RECEIVED, the undersigned, MISSISSIPPI-34 CELLULAR CORPORATION, a Mississippi corporation (the "Borrower"), hereby unconditionally promises to pay to the order of AT&T CREDIT CORPORATION, a Delaware corporation (the "Lender"), at its offices at 2 Gatehall Drive, Parsippany, New Jersey 07054, or at such other place as the holder of this Equipment Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION ONE HUNDRED THIRTY EIGHT THOUSAND EIGHT HUNDRED THIRTY SIX & 03-100 DOLLARS($2,138,836.03), together with interest on the principal balance remaining from time to time unpaid at the rate provided below from the date such principal is advanced until payment in full thereof. This Equipment Note is referred to in and was executed and delivered pursuant to Section 2.04 of that certain Loan and Security Agreement dated as of DECEMBER 30 1993 by and between the Borrower and the Lender (the "Loan Agreement"), to which reference is hereby made for a statement of terms and conditions under which the Equipment Loans evidenced hereby are being made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Equipment Note as defined in the Loan Agreement.

         The principal indebtedness evidenced hereby shall be payable in twenty-two (22) consecutive quarterly installments, as set forth on Schedule A attached hereto. The principal amount hereof may be prepaid only in accordance with the terms of the Loan Agreement.

         Borrower further promises to pay interest on the outstanding unpaid principal amount hereof which remains unpaid from the date hereof until payment in full hereof at the per annum rate equal to 6.13%, payable quarterly in arrears on the Payment Dates and subject to capitalization of the interest payable prior to the Commitment Termination Date in accordance with the provisions of Section 2.05 of the Loan Agreement, and calculated on the basis of a 360-day year comprised of twelve 30 day months, compounded monthly; provided, however, that if Borrower shall default in the payment of the principal or interest hereof, the Borrower promises to, on demand, pay interest on the entire unpaid principal amount hereof at a rate equal to four percent (4%) per annum above the rate of interest that would otherwise be applicable, from the date such payment is due to the date of actual payment, and if any other Event of Default occurs and is continuing, the Borrower promises to, on demand, pay interest on the entire unpaid principal amount hereof at a rate equal to two percent (2%) per annum above the rate of interest that would otherwise be applicable until such Event of Default is cured.

         If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of New Jersey, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. Checks, drafts or similar items of payment received by the Lender shall not constitute payment until the same is honored by the Lender's depository bank and final settlement thereof is reflected by irrevocable credit to the lender's account in such bank, BUT SOLELY FOR THE PURPOSE OF COMPUTING INTEREST EARNED BY THE LENDER, CREDIT SHALL BE GIVEN TO THE BORROWER ON THE BUSINESS DAY SUCH ITEM OR PAYMENT IS RECEIVED BY THE LENDER. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, the Lender shall promptly refund such excess interest to Borrower.

         Except as otherwise agreed in the Loan Agreement, payments received by the Lender from the Borrower on this Equipment Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance.

         Presentment, protest and notice of nonpayment are hereby waived by the Borrower.

         This Equipment Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of New Jersey. Whenever possible each provision of this Equipment Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Equipment Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Equipment Note. Whenever in this Equipment Note reference is made to the Lender or Borrower, such reference is made to include, as applicable, a reference to their respective successors and assigns. The provisions of this Equipment Note shall be binding upon and inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

                                        MISSISSIPPI-34 CELLULAR
                                             CORPORATION


                                        By: /s/ WILLIAM L. HENNING, JR.
                                           ----------------------------
                                        Its: President
                                            ---------------------------
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                                PAYMENT SCHEDULE
                         DATED AS OF DECEMBER 30, 1993

                BEG. PRINCIPAL PRINCIPAL     PRINCIPAL   ENDING PRINCIPAL
      QUARTER       BALANCE     REPYMT%    AMORTIZATION      BALANCE        INTEREST     TOTAL PAYMENT
      ------------------------------------------------------------------------------------------------
                 2,138,836.03
         1       2,138,836.03                              2,172,521.03     33,685.00           0.00
         2       2,172,521.03                              2,205,985.28     33,464.25           0.00
         3       2,205,985.28                              2,239,964.99     33,979.71           0.00
         4       2,239,964.99                              2,274,468.11     34,503.12           0.00
         5       2,274,468.11                              2,309,502.69     35,034.58           0.00
         6       2,309,502.69                              2,345,076.93     35,574.24           0.00
         7       2,345,076.93                              2,381,199.13     36,122.20           0.00
         8       2,381,199.13                              2,417,877.74     36,678.61           0.00
         9       2,417,877.74                              2,455,121.32     37,243.58           0.00
         10      2,455,121.32                              2,492,938.58     37,817.26           0.00
         11      2,492,938.58                              2,531,338.36     38,399.78           0.00
         12      2,531,338.36                              2,570,329.62     38,991.26           0.00
         13      2,570,329.62                              2,609,921.48     39,591.86           0.00
         14      2,609,921.48                              2,650,123.19     40,201.71           0.00
         15      2,650,123.19    1.00%     26,501.23       2,623,621.96     40,820.96      67,322.19
         16      2,623,621.96    1.00%     26,501.23       2,597,120.73     40,412.75      66,913.98
         17      2,597,120.73    1.90%     50,352.34       2,546,768.39     40,004.54      90,356.88
         18      2,546,768.39    1.90%     50,352.34       2,496,416.04     39,228.94      89,581.28
         19      2,496,416.04    1.90%     50,352.34       2,446,063.70     38,453.34      88,805.68
         20      2,446,063.70    1.90%     50,352.34       2,395,711.36     37,677.74      88,030.08
         21      2,395,711.36    3.75%     99,379.62       2,296,331.74     36,902.14     136,281.76
         22      2,296,331.74    3.75%     99,379.62       2,196,952.12     35,371.36     134,750.98
         23      2,196,952.12    3.75%     99,379.62       2,097,572.50     33,840.57     133,220.19
         24      2,097,572.50    3.75%     99,379.62       1,998,192.89     32,309.79     131,689.41
         25      1,998,192.89    4.75%    125,880.85       1,872,312.03     30,779.00     156,659.85
         26      1,872,312.03    4.75%    125,880.85       1,746,431.18     28,840.01     154,720.86
         27      1,746,431.18    4.75%    125,880.85       1,620,550.33     26,901.01     152,781.86
         28      1,620,550.33    4.75%    125,880.85       1,494,669.48     24,962.01     150,842.87
         29      1,494,669.48    6.00%    159,007.39       1,335,662.09     23,023.02     182,030.41
         30      1,335,662.09    6.00%    159,007.39       1,176,654.70     20,573.76     179,581.15
         31      1,176,654.70    6.00%    159,007.39       1,017,647.30     18,124.50     177,131.90
         32      1,017,647.30    6.00%    159,007.39         858,639.91     15,675.25     174,682.64
         33        858,639.91    8.10%    214,659.98         643,979.94     13,225.99     227,885.97
         34        643,979.94    8.10%    214,659.98         429,319.96      9,919.49     224,579.47
         35        429,319.96    8.10%    214,659.98         214,659.98      6,612.99     221,272.97
         36        214,659.98    8.10%    214,659.98               0.00      3,306.50     217,966.48